Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 23, 2018 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2018 financial results

•	NextEra Energy delivers strong third-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in approximately 13 percent growth in regulatory capital employed

•	NextEra Energy Resources executes its most successful quarter ever for renewables origination, adding nearly 2,100 megawatts to backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2018 third-quarter net income attributable to NextEra Energy on a GAAP basis of $1.007 billion, or $2.10 per share, compared to $847 million, or $1.79 per share, for the third quarter of 2017. On an adjusted basis, NextEra Energy's 2018 third-quarter earnings were $1.039 billion, or $2.18 per share, compared to $875 million, or $1.85 per share, in the third quarter of 2017.

Adjusted earnings for these periods exclude the transitional impacts of tax reform, the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI), operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong third-quarter results and remains well-positioned to meet our 2018 expectations and long-term growth prospects," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by approximately 18 percent against the prior-year comparable quarter, reflecting excellent execution at FPL and NextEra Energy Resources. FPL's major capital initiatives remain on track, while, at the same time, we remain laser-focused on delivering low bills, high reliability, clean energy and outstanding service to our customers. The NextEra Energy Resources development team marked the most successful quarter of renewables origination in our history, adding nearly 2,100 megawatts of renewables projects to its backlog, including approximately

650 megawatts of additional wind repowering and 120 megawatts of battery storage projects. Early in the quarter, we completed the acquisition of Florida City Gas, and our proposed acquisitions of Gulf Power and the ownership interests in two Florida natural gas plants are progressing well. Subject to obtaining FERC approval and satisfaction of customary closing conditions, we continue to expect the Gulf Power transaction to close in the first half of 2019. Overall, NextEra Energy is as well-positioned as ever to drive long-term shareholder value over the coming years.

"Finally, this year's hurricane season has produced dangerous and deadly storms with widespread destruction throughout the Southeast," said Robo. "We continue to keep all those affected by Hurricanes Florence and Michael in our thoughts as they rebuild their lives and communities. We are grateful for the support that others have given us over the years and are fortunate to be in a position to be able to assist other electric providers this year, sending several thousand employees and contractors to support the restoration alongside our neighboring electric providers."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported third-quarter 2018 net income of $654 million, or $1.37 per share, compared to $566 million, or $1.19 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. For the third quarter of 2018, regulatory capital employed grew by approximately 13 percent year-over-year. During the third quarter, FPL's average number of customers increased by approximately 58,000, or 1.2 percent, from the prior-year comparable period.

FPL continues to successfully execute on its major capital initiatives, including the construction of four 74.5-megawatt (MW) solar energy centers. The solar energy centers, which remain on schedule and on budget, are projected to generate more than $40 million in total savings for FPL customers. These projects are a continuation of one of the largest solar expansions ever in the U.S. and are part of FPL's plans for a significant increase in new solar projects across Florida over the coming years. Furthermore, FPL has secured potential sites that could support more than 6 gigawatts of its continued solar growth.

Construction of the approximately 1,750-MW FPL Okeechobee Clean Energy Center remains on schedule and on budget. The state-of-the-art, natural-gas-fueled plant is expected to begin operation in mid-2019. Additionally, the approximately 1,200-MW FPL Dania Beach Clean Energy Center continues to advance through the development process to support its projected commercial operation date in 2022.

Hurricanes Florence and Michael brought widespread destruction to residents across the southeastern U.S. FPL assisted other utilities by sending several thousand employees and contractors to support restoration efforts. In addition, FPL was able to quickly restore service to its approximately 70,000 customers who were affected by Hurricane Michael as the hardening and automation investments FPL has made since 2006 to build a stronger, smarter and more storm-resilient energy grid continue to benefit customers.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a third-quarter 2018 contribution to net income attributable to NextEra Energy on a GAAP basis of $214 million, or $0.44 per share, compared to $292 million, or $0.62 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2018 were $348 million, or $0.73 per share, compared to $292 million, or $0.62 per share, for the third quarter of 2017.

NextEra Energy Resources' contribution to third-quarter 2018 adjusted earnings per share increased $0.11, compared to the prior-year quarter.

The NextEra Energy Resources team delivered a record quarter of wind and solar origination. Over the past few months, the team added nearly 2,100 MW of renewables projects to its backlog, including 850 MW of new wind projects, 447 MW of new solar projects, 120 MW of new battery storage projects and approximately 650 MW of wind repowering projects. The company also signed its first transaction in which a customer is combining wind energy with the largest combined solar energy and battery storage facility announced in the U.S. to date, to best match its load profile at the lowest cost. NextEra Energy Resources also successfully commissioned an approximately 200 MW repowering project.

Corporate and Other
In the third quarter of 2018 on a GAAP basis, Corporate and Other earnings increased $0.31 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the third quarter of 2018 increased $0.04 per share, compared to the prior-year quarter.

Outlook
NextEra Energy continues to expect adjusted earnings per share to be in the range of $7.45 to $7.95 for 2018 and is targeting the midpoint of $7.70 per share. Upon closing of all of the previously announced asset acquisitions from Southern Company (Gulf Power, Florida City Gas and the ownership interests in the two natural gas plants), NextEra Energy continues to expect 2020 adjusted earnings per share to be in a range of $8.70 to $9.20 and 2021 adjusted earnings per share to be in a range of $9.40 to $9.95. These ranges reflect the company's expected compound annual growth rate in adjusted earnings per share of 6 to 8 percent off a base at the midpoint of the 2018 range of $7.70 per share, plus the expected transaction accretion of $0.15 in 2020 and $0.20 in 2021.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the transitional impacts of tax reform, the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, as well as unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or unannounced acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2018 earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2018 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.2 billion, operates approximately 46,790 megawatts of net generating capacity and employs approximately 14,000 people in 33 states and Canada as of year-end 2017. Headquartered in

Juno Beach, Florida, NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2018 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$3,399	$1,020	$(1)	$4,418
Operating Expenses (Income)
Fuel, purchased power and interchange	941	172	(30)	1,083
Other operations and maintenance	385	412	37	834
Merger-related	—	—	13	13
Depreciation and amortization	804	309	18	1,131
Losses (gains) on disposal of a business/assets - net	(2)	(9)	2	(9)
Taxes other than income taxes and other - net	354	40	2	396
Total operating expenses (income) - net	2,482	924	42	3,448
Operating Income (Loss)	917	96	(43)	970
Other Income (Deductions)
Interest expense	(136)	(109)	78	(167)
Equity in earnings of equity method investees	—	115	7	122
Allowance for equity funds used during construction	23	—	1	24
Interest income	1	8	2	11
Gains on disposal of investments and other property - net	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	30	—	30
Other net periodic benefit income	—	—	37	37
Other - net	1	11	(1)	11
Total other income (deductions) - net	(111)	86	124	99
Income (Loss) before Income Taxes	806	182	81	1,069
Income Tax Expense (Benefit)	152	32	(58)	126
Net Income (Loss)	654	150	139	943
Net (Income) Loss Attributable to Noncontrolling Interests	—	64	—	64
Net Income (Loss) Attributable to NextEra Energy, Inc.	$654	$214	$139	$1,007
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$654	$214	$139	$1,007
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	137	(102)	35
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(32)	—	(32)
Tax reform-related(4)	—	42	(17)	25
NEP investment gains - net(5)	—	28	—	28
Operating income of Spain solar projects(6)	—	(9)	—	(9)
Merger-related(7)	—	—	13	13
Less related income tax expense (benefit)	—	(32)	4	(28)
Adjusted Earnings	$654	$348	$37	$1,039
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$1.37	$0.44	$0.29	$2.10
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	0.30	(0.21)	0.09
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(0.06)	—	(0.06)
Tax reform-related(4)	—	0.09	(0.04)	0.05
NEP investment gains - net(5)	—	0.06	—	0.06
Operating income of Spain solar projects(6)	—	(0.02)	—	(0.02)
Merger-related(7)	—	—	0.03	0.03
Less related income tax expense (benefit)	—	(0.08)	0.01	(0.07)
Adjusted Earnings Per Share	$1.37	$0.73	$0.08	$2.18
Weighted-average shares outstanding (assuming dilution)				477
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, $106, ($80), $26 or $0.00, $0.22, ($0.16), $0.06 per share, respectively.
(3) After tax impact on adjusted earnings by segment is ($23) or $(0.04) per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, $36, ($17), $19 or $0.00, $0.08, ($0.04), $0.04 per share, respectively.
(5) After tax impact on adjusted earnings by segment is $18 or $0.04 per share, respectively.
(6) After tax impact on adjusted earnings is ($3) or ($0.01) per share.
(7) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2017	FPL	NEER	Corporate and Other(1)(2)	NextEra Energy(2)
Operating Revenues	$3,477	$1,333	$(2)	$4,808
Operating Expenses (Income)
Fuel, purchased power and interchange	1,036	172	(32)	1,176
Other operations and maintenance	362	399	56	817
Merger-related	—	—	2	2
Depreciation and amortization	704	359	7	1,070
Losses (gains) on disposal of a business/assets - net	(1)	(4)	—	(5)
Taxes other than income taxes and other - net	354	38	5	397
Total operating expenses (income) - net	2,455	964	38	3,457
Operating Income (Loss)	1,022	369	(40)	1,351
Other Income (Deductions)
Interest expense	(121)	(193)	(67)	(381)
Benefits associated with differential membership interests - net	—	67	—	67
Equity in earnings of equity method investees	—	54	2	56
Allowance for equity funds used during construction	20	—	1	21
Interest income	1	18	1	20
Gains on disposal of investments and other property - net	—	14	1	15
Other net periodic benefit income	—	—	48	48
Other - net	—	16	7	23
Total other income (deductions) - net	(100)	(24)	(7)	(131)
Income (Loss) before Income Taxes	922	345	(47)	1,220
Income Tax Expense (Benefit)	356	44	(36)	364
Net Income (Loss)	566	301	(11)	856
Net (Income) Loss Attributable to Noncontrolling Interests	—	(9)	—	(9)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$566	$292	$(11)	$847
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$566	$292	$(11)	$847
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	17	45	62
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(9)	—	(9)
Operating income of Spain solar projects(5)	—	(8)	—	(8)
Merger-related(6)	—	—	3	3
Less related income tax expense (benefit)	—	—	(20)	(20)
Adjusted Earnings	$566	$292	$17	$875
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.19	$0.62	$(0.02)	$1.79
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	0.04	0.09	0.13
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(0.02)	—	(0.02)
Operating income of Spain solar projects(5)	—	(0.02)	—	(0.02)
Merger-related(6)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	—	(0.04)	(0.04)
Adjusted Earnings Per Share	$1.19	$0.62	$0.04	$1.85
Weighted-average shares outstanding (assuming dilution)				474
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) Prior period amounts have been retrospectively adjusted for an accounting standards update related to the presentation of retirement benefits.
(3) After tax impact on adjusted earnings by segment is $0, $13, $26, $39, respectively, or $0.00, $0.03, $0.05, $0.08 per share.
(4) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(5) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(6) After tax impact on adjusted earnings is $2 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$8,927	$3,429	$(5)	$12,351
Operating Expenses (Income)
Fuel, purchased power and interchange	2,418	469	(91)	2,796
Other operations and maintenance	1,119	1,205	136	2,460
Merger-related	—	—	13	13
Depreciation and amortization	1,860	904	55	2,819
Losses (gains) on disposal of a business/assets - net	(5)	(67)	8	(64)
Taxes other than income taxes and other - net	989	152	7	1,148
Total operating expenses (income) - net	6,381	2,663	128	9,172
Operating Income (Loss)	2,546	766	(133)	3,179
Other Income (Deductions)
Interest expense	(411)	(322)	(54)	(787)
Equity in earnings of equity method investees	—	346	26	372
Allowance for equity funds used during construction	64	—	4	68
Interest income	2	31	6	39
Gain on NEP deconsolidation	—	3,935	—	3,935
Gains on disposal of investments and other property - net	—	83	—	83
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	22	—	22
Other net periodic benefit income	—	—	139	139
Other - net	3	32	(5)	30
Total other income (deductions) - net	(342)	4,127	116	3,901
Income (Loss) before Income Taxes	2,204	4,893	(17)	7,080
Income Tax Expense (Benefit)	440	1,233	(68)	1,605
Net Income (Loss)	1,764	3,660	51	5,475
Net (Income) Loss Attributable to Noncontrolling Interests	—	754	—	754
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,764	$4,414	$51	$6,229
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,764	$4,414	$51	$6,229
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	57	(2)	55
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(28)	—	(28)
Tax reform-related(4)	—	(556)	(14)	(570)
NEP investment gains - net(5)	—	(3,797)	—	(3,797)
Operating income of Spain solar projects(6)	—	(2)	—	(2)
Merger-related(7)	—	—	13	13
Less related income tax expense (benefit)	—	1,053	6	1,059
Adjusted Earnings	$1,764	$1,141	$54	$2,959
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$3.71	$9.21	$0.11	$13.03
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	0.13	—	0.13
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(0.06)	—	(0.06)
Tax reform-related(4)	—	(1.15)	(0.03)	(1.18)
NEP investment gains - net(5)	—	(7.94)	—	(7.94)
Operating income of Spain solar projects(6)	—	(0.01)	—	(0.01)
Merger-related(7)	—	—	0.03	0.03
Less related income tax expense (benefit)	—	2.22	—	2.22
Adjusted Earnings Per Share	$3.71	$2.40	$0.11	$6.22
Weighted-average shares outstanding (assuming dilution)				476
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, $47, $2, $49 or $0.00, $0.10, $0.00, $0.10 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $0, ($21), ($2), ($23) or $0.00, ($0.04), $0.00, ($0.04) per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, ($412), ($17), ($429) or $0.00, ($0.84), ($0.04), ($0.88) per share, respectively.
(5) After tax impact on adjusted earnings by segment is $0, ($2,892), $25, ($2,867) or $0.00, ($6.04), $0.05, ($5.99) per share, respectively.
(6) After tax impact on adjusted earnings is $5 or $0.01 per share.
(7) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2017	FPL	NEER	Corporate and Other(1)(2)	NextEra Energy(2)
Operating Revenues	$9,095	$4,052	$38	$13,185
Operating Expenses (Income)
Fuel, purchased power and interchange	2,696	458	(61)	3,093
Other operations and maintenance	1,137	1,232	132	2,501
Merger-related	—	—	17	17
Depreciation and amortization	1,514	1,044	18	2,576
Losses (gains) on disposal of a business/assets - net	(4)	(8)	(1,094)	(1,106)
Taxes other than income taxes and other - net	979	126	10	1,115
Total operating expenses (income) - net	6,322	2,852	(978)	8,196
Operating Income (Loss)	2,773	1,200	1,016	4,989
Other Income (Deductions)
Interest expense	(360)	(613)	(198)	(1,171)
Benefits associated with differential membership interests - net	—	311	—	311
Equity in earnings of equity method investees	—	147	6	153
Allowance for equity funds used during construction	55	12	1	68
Interest income	1	53	5	59
Gains on disposal of investments and other property - net	—	47	17	64
Other net periodic benefit income	—	—	101	101
Other - net	1	27	(21)	7
Total other income (deductions) - net	(303)	(16)	(89)	(408)
Income (Loss) before Income Taxes	2,470	1,184	927	4,581
Income Tax Expense (Benefit)	933	86	310	1,329
Net Income (Loss)	1,537	1,098	617	3,252
Net (Income) Loss Attributable to Noncontrolling Interests	—	(29)	—	(29)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,537	$1,069	$617	$3,223
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,537	$1,069	$617	$3,223
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	(90)	130	40
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(7)	—	(7)
Gains on disposal of a business/assets(5)	—	—	(1,096)	(1,096)
Operating income of Spain solar projects(6)	—	(6)	—	(6)
Merger-related(7)	—	—	41	41
Less related income tax expense (benefit)	—	34	346	380
Adjusted Earnings	$1,537	$1,000	$38	$2,575
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$3.26	$2.26	$1.31	$6.83
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.19)	0.28	0.09
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(0.01)	—	(0.01)
Gains on disposal of a business/assets(5)	—	—	(2.32)	(2.32)
Operating income of Spain solar projects(6)	—	(0.01)	—	(0.01)
Merger-related(7)	—	—	0.09	0.09
Less related income tax expense (benefit)	—	0.06	0.73	0.79
Adjusted Earnings Per Share	$3.26	$2.11	$0.09	$5.46
Weighted-average shares outstanding (assuming dilution)				472
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) Prior period amounts have been retrospectively adjusted for an accounting standards update related to the presentation of retirement benefits.
(3) After tax impact on adjusted earnings by segment is $0, ($57), $78, $21, respectively, or $0.00, ($0.12), $0.17, $0.05 per share.
(4) After tax impact on adjusted earnings is ($4) or ($0.01) per share.
(5) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(6) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(7) After tax impact on adjusted earnings is $28 or $0.06 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
September 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,479	$29,188	$1,049	$79,716
Nuclear fuel	1,221	680	—	1,901
Construction work in progress	3,778	4,708	222	8,708
Accumulated depreciation and amortization	(13,326)	(8,267)	(160)	(21,753)
Total property, plant and equipment - net	41,152	26,309	1,111	68,572
Current Assets
Cash and cash equivalents	103	373	21	497
Customer receivables, net of allowances	1,372	1,063	19	2,454
Other receivables	233	553	(121)	665
Materials, supplies and fossil fuel inventory	698	386	(1)	1,083
Regulatory assets	399	—	—	399
Derivatives	3	459	1	463
Assets held for sale	—	2,270	—	2,270
Other	229	287	2	518
Total current assets	3,037	5,391	(79)	8,349
Other Assets
Special use funds	4,364	1,997	—	6,361
Investment in equity method investees	—	6,251	242	6,493
Prepaid benefit costs	1,402	—	107	1,509
Regulatory assets	2,168	9	219	2,396
Derivatives	—	1,336	39	1,375
Other	855	2,388	305	3,548
Total other assets	8,789	11,981	912	21,682
Total Assets	$52,978	$43,681	$1,944	$98,603
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,603	10,266	(10,399)	10,470
Retained earnings	9,133	16,939	(2,137)	23,935
Accumulated other comprehensive income (loss)	—	(96)	(62)	(158)
Total common shareholders' equity	21,109	27,109	(13,966)	34,252
Noncontrolling interests	—	3,086	—	3,086
Total equity	21,109	30,195	(13,966)	37,338
Long-term debt	11,595	4,531	10,922	27,048
Total capitalization	32,704	34,726	(3,044)	64,386
Current Liabilities
Commercial paper	205	—	2,255	2,460
Other short-term debt	—	5	425	430
Current maturities of long-term debt	96	366	2,187	2,649
Accounts payable	756	2,260	(16)	3,000
Customer deposits	445	3	—	448
Accrued interest and taxes	868	232	(169)	931
Derivatives	2	429	52	483
Accrued construction-related expenditures	250	652	3	905
Regulatory liabilities	381	2	13	396
Other	500	516	89	1,105
Total current liabilities	3,503	4,465	4,839	12,807
Other Liabilities and Deferred Credits
Asset retirement obligations	2,122	943	—	3,065
Deferred income taxes	5,133	2,502	(215)	7,420
Regulatory liabilities	9,072	—	117	9,189
Derivatives	1	491	30	522
Other	443	554	217	1,214
Total other liabilities and deferred credits	16,771	4,490	149	21,410
Commitments and Contingencies
Total Capitalization and Liabilities	$52,978	$43,681	$1,944	$98,603
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$47,167	$37,182	$988	$85,337
Nuclear fuel	1,192	575	—	1,767
Construction work in progress	3,623	3,010	46	6,679
Accumulated depreciation and amortization	(12,802)	(8,452)	(113)	(21,367)
Total property, plant and equipment - net	39,180	32,315	921	72,416
Current Assets
Cash and cash equivalents	33	743	938	1,714
Customer receivables, net of allowances	1,073	1,127	20	2,220
Other receivables	160	814	(457)	517
Materials, supplies and fossil fuel inventory	840	433	—	1,273
Regulatory assets	335	—	1	336
Derivatives	2	484	3	489
Assets held for sale	—	140	—	140
Other	241	226	1	468
Total current assets	2,684	3,967	506	7,157
Other Assets
Special use funds	4,090	1,913	—	6,003
Investment in equity method investees	—	2,153	168	2,321
Prepaid benefit costs	1,351	—	76	1,427
Regulatory assets	2,249	9	211	2,469
Derivatives	—	1,304	11	1,315
Other	690	3,888	141	4,719
Total other assets	8,380	9,267	607	18,254
Total Assets	$50,244	$45,549	$2,034	$97,827
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	7,936	(7,127)	9,100
Retained earnings	7,376	12,244	(628)	18,992
Accumulated other comprehensive income (loss)	—	162	(51)	111
Total common shareholders' equity	17,040	20,342	(9,174)	28,208
Noncontrolling interests	—	1,290	—	1,290
Total equity	17,040	21,632	(9,174)	29,498
Long-term debt	11,236	9,616	10,611	31,463
Total capitalization	28,276	31,248	1,437	60,961
Current Liabilities
Commercial paper	1,687	—	—	1,687
Other short-term debt	250	5	—	255
Current maturities of long-term debt	466	565	645	1,676
Accounts payable	893	2,385	(43)	3,235
Customer deposits	445	3	—	448
Accrued interest and taxes	439	374	(191)	622
Derivatives	2	341	21	364
Accrued construction-related expenditures	300	729	4	1,033
Regulatory liabilities	333	—	13	346
Other	982	483	101	1,566
Total current liabilities	5,797	4,885	550	11,232
Other Liabilities and Deferred Credits
Asset retirement obligations	2,047	984	—	3,031
Deferred income taxes	5,005	1,120	(371)	5,754
Regulatory liabilities	8,642	—	123	8,765
Derivatives	—	494	41	535
Deferral related to differential membership interests	—	5,403	—	5,403
Other	477	1,415	254	2,146
Total other liabilities and deferred credits	16,171	9,416	47	25,634
Commitments and Contingencies
Total Capitalization and Liabilities	$50,244	$45,549	$2,034	$97,827
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,764	$3,660	$51	$5,475
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,860	904	55	2,819
Nuclear fuel and other amortization	110	52	14	176
Unrealized losses (gains) on marked to market derivative contracts - net	—	91	(3)	88
Foreign currency transaction gains	—	—	(5)	(5)
Deferred income taxes	195	1,382	(22)	1,555
Cost recovery clauses and franchise fees	(79)	—	—	(79)
Acquisition of purchased power agreement	(52)	—	—	(52)
Losses (gains) on disposal of a business/assets - net	(5)	(150)	8	(147)
Gain on NEP deconsolidation	—	(3,935)	—	(3,935)
Other - net	39	(192)	20	(133)
Changes in operating assets and liabilities:
Current assets	(301)	(38)	(374)	(713)
Noncurrent assets	(14)	(76)	(7)	(97)
Current liabilities	32	124	71	227
Noncurrent liabilities	(3)	38	11	46
Net cash provided by (used in) operating activities	3,546	1,860	(181)	5,225
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,493)	—	—	(3,493)
Independent power and other investments of NEER	—	(4,825)	—	(4,825)
Nuclear fuel purchases	(104)	(113)	—	(217)
Other capital expenditures and other investments	—	—	(722)	(722)
Sale of independent power and other investments of NEER	—	327	—	327
Proceeds from sale or maturity of securities in special use funds and other investments	1,623	847	109	2,579
Purchases of securities in special use funds and other investments	(1,786)	(881)	(193)	(2,860)
Distributions from equity method investees	—	637	—	637
Other - net	205	(203)	11	13
Net cash provided by (used in) investing activities	(3,555)	(4,211)	(795)	(8,561)
Cash Flows From Financing Activities
Issuances of long-term debt	1,594	52	2,382	4,028
Retirements of long-term debt	(1,580)	(488)	(525)	(2,593)
Proceeds from differential membership investors	—	103	—	103
Net change in commercial paper	(1,482)	—	2,255	773
Proceeds from other short-term debt	—	—	625	625
Repayments of other short-term debt	(250)	—	(200)	(450)
Payments from related parties under CSCS agreement – net	—	720	—	720
Issuances of common stock - net	—	—	714	714
Dividends on common stock	—	—	(1,570)	(1,570)
Dividends & capital distributions from (to) parent - net	1,786	1,758	(3,544)	—
Other - net	(28)	(168)	(79)	(275)
Net cash provided by (used in) financing activities	40	1,977	58	2,075
Effects of currency translation on cash, cash equivalents and restricted cash	—	(1)	—	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	31	(375)	(918)	(1,262)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$205	$496	$20	$721
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2017	FPL	NEER	Corporate and Other(2)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,537	$1,098	$617	$3,252
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,514	1,044	18	2,576
Nuclear fuel and other amortization	153	44	13	210
Unrealized losses on marked to market derivative contracts - net	—	(161)	206	45
Foreign currency transaction gains	—	(10)	(13)	(23)
Deferred income taxes	987	444	(115)	1,316
Cost recovery clauses and franchise fees	61	—	—	61
Acquisition of purchased power agreement	(243)	—	—	(243)
Benefits associated with differential membership interests - net	—	(311)	—	(311)
Losses (gains) on disposal of a business, assets and investments - net	(4)	(55)	(1,111)	(1,170)
Recoverable storm-related costs	(334)	—	—	(334)
Other - net	(49)	54	111	116
Changes in operating assets and liabilities:
Current assets	(578)	39	(6)	(545)
Noncurrent assets	(45)	(24)	(8)	(77)
Current liabilities	507	(403)	340	444
Noncurrent liabilities	(13)	43	(18)	12
Net cash provided by (used in) operating activities	3,493	1,802	34	5,329
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,676)	—	—	(3,676)
Independent power and other investments of NEER	—	(4,678)	—	(4,678)
Nuclear fuel purchases	(104)	(71)	—	(175)
Other capital expenditures and other investments	—	—	(58)	(58)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,482	1,482
Sale of independent power and other investments of NEER	—	159	—	159
Proceeds from sale or maturity of securities in special use funds and other investments	1,241	636	182	2,059
Purchases of securities in special use funds and other investments	(1,320)	(631)	(195)	(2,146)
Distributions from equity method investees	—	7	—	7
Other - net	(1)	169	7	175
Net cash provided by (used in) investing activities	(3,860)	(4,409)	1,418	(6,851)
Cash Flows From Financing Activities
Issuances of long-term debt	200	2,431	2,565	5,196
Retirements of long-term debt	(73)	(1,618)	(2,201)	(3,892)
Proceeds from differential membership investors	—	340	—	340
Net change in commercial paper	811	—	995	1,806
Proceeds from other short-term debt	200	—	—	200
Repayments of other short-term debt	(2)	—	—	(2)
Issuances of common stock - net	—	—	36	36
Dividends on common stock	—	—	(1,382)	(1,382)
Dividends & capital distributions from (to) parent - net	(800)	2,131	(1,331)	—
Other - net	(2)	(436)	(102)	(540)
Net cash provided by (used in) financing activities	334	2,848	(1,420)	1,762
Net increase (decrease) in cash, cash equivalents and restricted cash	(33)	241	32	240
Cash, cash equivalents and restricted cash at beginning of period	153	720	656	1,529
Cash, cash equivalents and restricted cash at end of period	$120	$961	$688	$1,769
————————————
(1) Amounts have been retrospectively adjusted to reflect the adoption of an accounting standards update which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$1.79	$6.83

FPL - 2017 Earnings Per Share	$0.95	$1.12	$1.19	$3.26
New investment growth	0.08	0.10	0.10	0.27
Base revenues/cost management	0.03	0.10	0.04	0.18
Allowance for funds used during construction	0.01	—	—	0.02
Wholesale operations	—	0.02	0.03	0.05
Other and share dilution	(0.05)	(0.02)	0.01	(0.07)
FPL - 2018 Earnings Per Share	$1.02	$1.32	$1.37	$3.71

NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$0.62	$2.26
New investments	(0.17)	0.07	—	(0.12)
Existing assets	0.06	0.07	0.01	0.13
Gas infrastructure	0.06	0.04	0.04	0.14
Customer supply and proprietary power & gas trading	0.01	(0.05)	—	(0.04)
Asset Sales	0.07	(0.02)	—	0.05
Non-qualifying hedges impact	(0.06)	0.05	(0.19)	(0.22)
Tax reform-related	0.96	(0.04)	(0.08)	0.84
NEP investment gains - net (see related tax effects in Corporate and Other below)	6.32	(0.22)	(0.04)	6.04
Spain operating results	0.01	(0.02)	(0.01)	(0.03)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.03)	0.02	0.03	0.03
Interest and corporate general and administrative expenses	(0.11)	(0.08)	(0.03)	(0.23)
Income tax rate reduction	0.12	0.13	0.11	0.36
Other, including income taxes and share dilution	0.01	(0.04)	(0.02)	—
NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26	$0.55	$0.44	$9.21

Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$(0.02)	$1.31
Non-qualifying hedges impact	0.03	(0.10)	0.21	0.17
Gains on disposal of a business/assets - net (including consolidating tax effects)	(1.46)	—	—	(1.45)
NEP investment gains - net	(0.06)	—	—	(0.05)
Merger-related	0.05	0.01	0.02	0.07
Tax reform-related	—	0.01	0.04	0.04
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.07	(0.07)	0.04	0.02
Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04	$(0.23)	$0.29	$0.11

2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.64	$2.10	$13.03

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.